UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2006

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Mortgage Warehouse Loan and Security Agreement

On June 29, 2006, Duxford Financial, Inc. dba William Lyon Financial Services (“WLFS”), a California corporation and wholly-owned subsidiary of the Registrant and/or Bayport Mortgage, L.P. (“Bayport Mortgage”) and/or California Pacific Mortgage, L.P. (“Cal Pac Mortgage”) (collectively, the “Borrower”), and First Tennessee Bank (“Bank”) entered into that certain Mortgage Warehouse Loan and Security Agreement (the “Agreement”). The Agreement was effective on June 1, 2006 and replaced the previously existing agreement between the Borrower and the Bank which expired on May 31, 2006.

The Agreement provides for a secured line of credit in the maximum amount of $30 million (consisting of a $20 million committed line and a $10 million uncommitted line) on which the Borrower can draw for the purpose of originating and/or acquiring certain residential mortgage loans. The line of credit is secured by, among other things, all of the Borrower’s interests in the mortgage loans so originated or acquired and all proceeds from the sale or transfer thereof. The Agreement will terminate on May 31, 2007.

As of June 30, 2006, $15.2 million was outstanding under the Agreement.

This description is qualified in its entirety by the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

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Item 9.01.	Exhibits

(d) Exhibits

10.1	Mortgage Warehouse Loan and Security Agreement dated June 29, 2006 by and between Duxford Financial, Inc. dba William Lyon Financial Services and/or Bayport Mortgage, L.P. and/or California Pacific Mortgage, L.P., (“Borrower”) and First Tennessee Bank (“Bank”).

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EXHIBIT INDEX

Exhibit	Description
10.1	Mortgage Warehouse Loan and Security Agreement dated June 29, 2006 by and between Duxford Financial, Inc. dba William Lyon Financial Services and/or Bayport Mortgage, L.P. and/or California Pacific Mortgage, L.P., (“Borrower”) and First Tennessee Bank (“Bank”).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES
Dated July 6, 2006

	By:	/s/ W. Douglass Harris
W. Douglass Harris
Vice President and Corporate Controller

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